Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Astea International Inc. Subsidiaries
Horsham, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-33825, 333-107757, 333-34865, and 333-61981) on Form S-8 and (Nos. 333-11949, 333-90394 and 333-17459) on Form S-3 of Astea International, Inc. and subsidiaries of our report dated March 24, 2006, relating to the consolidated financial statements of Astea International, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

BDO Seidman, LLP
Philadelphia, PA

March 30, 2006

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